UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13921	65-0377773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Alhambra Circle	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 569-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change is Fiscal Year.

On May 28, 2008, BankUnited Financial Corporation, a Florida company (the “Company”) amended its Amended Articles of Incorporation to increase the number of authorized shares of its Class A Common Stock from 100,000,000 to 200,000,000 shares by filing the Articles of Amendment to the Company’s Amended Articles of Incorporation (the “Articles of Amendment”) with the Florida Secretary of State. The amendment to increase the number of authorized shares of Class A Common Stock was recommended by the Company’s Board of Directors on May 15, 2008 and approved by the Company’s shareholders at a special meeting of the shareholders (the “Special Meeting”) on May 27, 2008. The amendment became effective on May 28, 2008 upon the filing of the Articles of Amendment with the Florida Secretary of State.

The foregoing description of the amendment is not complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

At the Special Meeting the Company’s shareholders voted upon the approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock to 200,000,000 shares from 100,000,000 shares.

The stockholders voted to approve the amendment to the Company’s Amended Articles of Incorporation as follows:

Votes For	Votes Against	Votes Abstaining
4,748,406	343,195	110

Item 9.01	Financial Statements and Exhibits.

3.1	Articles of Amendment to the Company’s Amended Articles of Incorporation relating to an increase in the authorized number of Class A Common shares to 200,000,000 from 100,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

By:	/s/ HUMBERTO L. LOPEZ
Name:	Humberto L. Lopez
Title:	Senior Executive Vice President And Chief Financial Officer

Dated: May 29, 2008

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description
3.1	Articles of Amendment to the Company’s Articles of Incorporation relating to an increase in the authorized number of Class A Common shares to 200,000,000 from 100,000,000.